Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen California Dividend Advantage Municipal Fund 2
811-10197


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 26, 2013;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results are as follows:

<c> Common and Preferred
shares voting together as a class
<c>  Preferred
shares
To approve the elimination of the
fundamental policies relating to the Funds ability to make loans.


   For
            6,379,692
                 730
   Against
               348,565
                   -
   Abstain
               372,313
                   -
   Broker Non-Votes
            1,879,481
                   -
      Total
            8,980,051
                 730



To approve the new fundamental policy
relating to the Funds ability to make loans.


   For
            6,377,686
                 730
   Against
               367,817
                   -
   Abstain
               355,067
                   -
   Broker Non-Votes
            1,879,481
                   -
      Total
            8,980,051
                 730

Proxy materials are herein
incorporated by reference
to the SEC filing on October 17,
2013, under
Conformed Submission Type
DEF 14A, accession
number 0001193125-13-402653.